Exhibit 99.1

MYnd Analytics Announces Addition of Donald D’Ambrosio as Chief Financial Officer

Entrepreneurial CFO with Public Company, M&A, and financial leadership experience

NEW YORK, April 03, 2017 (GLOBE NEWSWIRE) — MYnd Analytics, Inc. (OTCQB:MYAN), a predictive medicine company which brings objective physical findings to psychiatric treatment in order to reduce trial and error prescribing, announced that Donald D’Ambrosio has been named its new Chief Financial Officer, effective March 31, 2017.

In commenting about the new addition, Dr. Robin Smith, Chairman of the Board, stated, “Donald is the right person to be our CFO at this exciting inflection point in our Company’s evolution as we are poised for growth and as we pursue our goal of up listing to either the NYSE MKT or NASDAQ. Everyone associated with MYnd Analytics is pleased to welcome Don to our organization and we thank Paul Buck, who is retiring, for his many years of service as CFO.”

“I am thrilled to have this opportunity to join the MYnd Analytics senior management team and equally excited to be involved with a technology that can help so many people suffering from mental health problems,” stated Mr. D’Ambrosio.

George Carpenter, President and CEO of MYnd analytics said, “As we expand our footprint we are excited to have found a seasoned, entrepreneurial financial executive such as Donald to join our management team. We are activating multiple sales channels and believe the Company is well positioned for revenue growth.”  MYnd has been designated an Emerging Technology by United Healthcare, which permits conditional reimbursement; furthermore, the Company recently received CMS certification in California so that it can bill Medicare and Medicaid as it commercializes its technology. The Company is in discussions with other healthcare systems and physician groups to utilize its technology, thereby improving patient care and increasing compliance while simultaneously reducing overall healthcare costs.

The Company is well positioned to launch its technology globally and to have a significant impact on the mental healthcare challenges in our society https://youtu.be/eWA9XF5nL7I.

About MYnd Analytics, Inc.

MYnd Analytics, Inc. (www.myndanalytics.com) provides a unique set of reference data and analytic tools for clinicians and researchers in psychiatry. While treatment for mental disorders has doubled in the last 20 years, it is estimated that 17 million Americans have failed two or more medication therapies for their mental disorders. The Company’s Psychiatric EEG Evaluation Registry, or PEER Online, is a registry and reporting platform that allows medical professionals to exchange treatment outcome data for patients referenced to objective neurophysiology data obtained through a standard electroencephalogram (EEG).  Based on the Company’s original physician developed database, there are now more than 38,000 outcomes for over 10,000 unique patients in the PEER registry. The goal of PEER Online is to provide objective, personalized data to assist physicians in the selection of appropriate medications.

To read more about the benefits of this patented technology for patients, physicians and payers, please visit www.myndanalytics.com.

Forward-looking Statements

Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements involve risks and uncertainties, such as MYnd Analytics' ability to successfully expand into various market channels, the ability of its products to successfully target objectivity and increased efficiency in the treatment of depression and other mental health and psychiatric illnesses and MYnd Analytics' ability to expand globally in areas where there is an opportunity to improve treatment in mental health, as well as those risks and uncertainties set forth in MYnd Analytics' filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

Contact:

Stan Wunderlich

Investor Relations

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